Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Universal Display Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-170398, 333-166739, 333-165575, 333-163024, 333-159081, 333-157926, 333-155212, 333-150818, 333-149731, 333-147281, 333-142825, 333-141369, 333-138732, 333-134022, 333-131515, 333-129745, 333-120737, 333-124306, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-48810, 333-40760, and 333-27901) on Form S-3 and the registration statements (Nos. 333-198060, 333-159083, 333-159082, 333-112067, and 333-92649) on Form S-8 of Universal Display Corporation of our reports dated February 21, 2019, with respect to the consolidated balance sheets of Universal Display Corporation and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements) and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Universal Display Corporation. Our report on the consolidated financial statements refers to changes in the accounting for revenue and excess tax benefits from share-based payment transactions.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 21, 2019